EXHIBIT 10.26
                            PURCHASE AGREEMENT


DATE:             January 26, 2001

SELLER:           JAMES E. ACRIDGE, TRUSTEE FOR AND ON BEHALF OF THE ACRIDGE
                  FAMILY TRUST
                  Address: 23733 North Scottsdale Road
                           Scottsdale, Arizona 85253
                  Telephone: (480) 585-8802
                  Facsimile No.: (480) 585-8894
                  Attention:  James E. Acridge
                  Taxpayer Identification Number: ###-##-####

BUYER:            GIANT INDUSTRIES, INC., a Delaware corporation
                  Address: 23733 N. Scottsdale Road
                           Scottsdale, AZ  85255-3410
                  Telephone: (480) 585-8888
                  Facsimile No.: (480) 585-8985
                  Attention:  Kim H. Bullerdick, General Counsel
                  Taxpayer Identification Number:  86-0218157

ESCROW AGENT:     FIRST AMERICAN TITLE INSURANCE COMPANY
                  Address: 4801 East Washington Street
                           Phoenix, Arizona 85034
                  Telephone: (602) 685-7560
                  Facsimile No.: (602) 685-7580
                  Escrow Officer: Carol Peterson
                  Escrow Number:  201-800-1331310

PROPERTY:         The real property legally described on Exhibit A, including all improvements located on and all rights and privileges appurtenant to the real property (the "Property").

                             ARTICLE 1
                      AGREEMENT OF THE PARTIES

     1.1 Agreement. In consideration of the mutual promises and covenants set forth in this Agreement, Seller agrees to sell and Buyer agrees to buy the Property on the terms and conditions set forth in this Agreement.

                             ARTICLE 2
                   SALES PRICE AND PAYMENT TERMS

     2.1 Sales Price. The total sales price (the "Sales Price") which Buyer agrees to pay for the Property is the lesser of $5,000,000 or the Appraised Value of the Property determined in accordance with Section 2.2 below.

     2.2 Appraised Value. On or before the expiration of the Feasibility Period (defined in Section 5.1(b) below), Buyer, at its expense, shall cause the Property to be appraised by a licensed real estate appraiser selected by Buyer and approved by Seller and pursuant to instructions and using a methodology agreed to by Buyer and Seller. The amount set forth in such appraisal shall conclusively be deemed the "Appraised Value" for purposes of this Agreement.

     2.3  Payment of Sales Price.  The Sales Price is payable as follows:

         (a) Earnest Money Deposit. Immediately following the execution of this Agreement by both parties, Buyer shall pay to Seller, by wire transfer of immediately available funds, direct and outside of Escrow, $740,000 as an earnest money deposit (the "Deposit"). If the Escrow closes, the Deposit shall be credited against the Sales Price. If the transaction fails to close for any reason, the Deposit shall be repaid to Buyer within five (5) days following the termination of this Agreement, less any amounts Seller is entitled to retain pursuant to
Section 11.1 below. Seller's obligation to repay the Deposit and to pay any amounts pursuant to Section 11.2 below, shall be secured by a deed of trust on the Property in the form attached hereto as Exhibit B (the "Deed of Trust")

         (b) Loan Payment. At the Closing, $896,775.10, and such additional amount as shall be mutually agreed to by Buyer and Seller, ("Loan Payment") shall be applied by Buyer to amounts payable to Buyer by James E. Acridge ("Acridge") under that certain Loan Agreement dated September 17, 1998, as subsequently amended, between Buyer and Acridge (the "Loan Agreement"), first to prepay the interest that shall become due and payable on February 28, 2001 and the remainder to reduce the principal balance due and owing under the Loan Agreement. Seller hereby directs Buyer to apply the Loan Payment to the amounts payable by Acridge as set forth in the preceding sentence.

         (c) Cash Payable at Closing. The balance of the Sales Price shall be paid by wire transfer of immediately available funds to the account of Escrow Agent, to be deposited in the Escrow on or before the Closing.

                             ARTICLE 3
                              ESCROW

     3.1 Establishment of the Escrow. An escrow for this transaction (the "Escrow") is established with Escrow Agent, and Escrow Agent is engaged to administer the Escrow.

     3.2 Opening Date. Within twenty-four (24) hours of the execution of this Agreement by both Buyer and Seller, Buyer will deliver an executed copy of this Agreement to Escrow Agent. The date that the Agreement is delivered to Escrow Agent is referred to in this Agreement as the "Opening Date".

     3.3 Acceptance of Escrow. By accepting this Escrow, Escrow Agent agrees to the terms of this Agreement as they relate to the duties of Escrow Agent.

     3.4 Escrow Instructions. This Agreement constitutes escrow instructions to Escrow Agent. If Escrow Agent requires the execution of its standard form printed escrow instructions, Buyer and Seller agree to execute those instructions; however, those instructions will be construed as applying only to Escrow Agent's engagement. If there are conflicts between the terms of this Agreement and the terms of the printed escrow instructions, the terms of this Agreement will control.

     3.5 Escrow Cancellation Charges. If the Escrow fails to close because of Seller's default, Seller will pay all customary escrow cancellation charges. If the Escrow fails to close because of Buyer's default, Buyer will pay all customary escrow cancellation charges. If the Escrow fails to close for any other reason, Seller and Buyer will each pay one-half (1/2) of all customary escrow cancellation charges.

                             ARTICLE 4
                 INFORMATION TO BE PROVIDED TO BUYER

     4.1 Information and Other Items to Be Provided to Buyer. On or before February 9, 2001, Seller will provide Buyer with the following, at no cost to Buyer:

          (a) Survey. A survey (the "Survey") of the Property prepared by a civil engineer satisfactory to Buyer, licensed in Arizona. The Survey will be an ALTA survey and will show all easements, encroachments and other matters affecting the Property. The Survey will be certified to be accurate, complete and correct to Buyer. The cost of the Survey will be paid by Seller. The Survey will form the basis for the legal description of the Property. Notwithstanding the foregoing, Seller may provide an existing survey of the Property (an "Existing Survey") in satisfaction of the foregoing so long as the Title Insurer is willing to rely on such Existing Survey, or a current Update of such Existing Survey, in issuing the title policy described in
Section 6.3 below and provided further that the Existing Survey is certified to Buyer and Title Insurer.

          (b) Preliminary Title Report. A current preliminary title report (the "Report") on the Property prepared by Escrow Agent. The Report will show the status of title to the Property as of the date of the Report and will be accompanied by legible copies of all documents referred to in the Report.

          (c) Studies and Reports. Copies of all engineering plans and reports, site plans, environmental site assessments, architectural plans, drawings, test and inspection reports, environmental assessments, studies, and other materials prepared for Seller or in Seller's possession relating to the Property.

          (d) Other Agreements. Copies of any other agreements or contracts relating to the Property.

     4.2 Material Changes in Information. At the Closing, Seller will report to Buyer in writing any material changes in and otherwise to update and bring current as of the Closing any and all information furnished by Seller to Buyer pursuant to this Agreement.

                             ARTICLE 5
                        CONDITIONS TO CLOSING

     5.1 Conditions to Buyer's Obligation to Close. Buyer's obligations to close this transaction are subject to the satisfaction, in Buyer's sole and absolute discretion (or waiver by Buyer in writing), of the following conditions on and as of the Closing, unless an earlier date is specified:
(a) Title Review. Buyer is satisfied with the status of title to the Property as disclosed by the Report and the Survey. In that regard:
          (i)  Buyer will have ten (10) days (the "Title Review
Period") following receipt of both the Report and the Survey to approve or disapprove any Survey matters and the status of title as shown by the Report and the Survey. If Buyer is dissatisfied with any matter shown on the Survey or with any exception to title as shown in the Report, then Buyer may, by giving notice to Seller and Escrow Agent within the Title Review Period, either:

              (1) Cancel this Agreement; or

              (2) Provisionally accept title subject to Seller's removal of any disapproved matters, exceptions or objections, in which case Seller will use its best efforts to remove the matters, exceptions or objections or obtain title insurance endorsements satisfactory to Buyer against such matters, exceptions and objections before the Closing. If Seller cannot remove such matters, exceptions and objections before the Closing, Buyer may terminate this Agreement and the Deposit will be returned to Buyer, or Buyer may waive such objections and the transaction will close as scheduled.

          (ii) Title to the Property will be delivered to Buyer at the Closing free and clear of all monetary liens and encumbrances (other than the lien for current real property taxes not yet due and payable). All of such liens and encumbrances are disapproved for the purposes of this Section, and Buyer need not give any further notice of disapproval as to those items. Seller agrees that all such monetary liens and encumbrances will be released from the Property by Seller at Seller's sole expense on or before the Closing.

          (iii) If, prior to Closing, Escrow Agent issues a supplemental title report showing additional exceptions to title (a "Title Supplement"), Buyer shall have a period of time equal to two (2) business days (a "Supplemental Title Review Period") from the date of receipt of the Title Supplement and a copy of each document referred to in the Title Supplement in which to give notice of dissatisfaction as to any additional exceptions. If Buyer is dissatisfied with any additional exception shown in the Title Supplement, then Buyer will have the rights set forth above in Sections 5.1(a)(i)(1) and 5.1(a)(i)(2) by giving appropriate notice to Seller during the Supplemental Title Review Period.

          (iv) If Buyer does not object to a Survey matter or an exception to title as disclosed by a Report within the Title Review Period or Supplemental Title Review Period, as applicable, the matter will be deemed to have been approved by Buyer. The matters shown in the Report and any Title Supplement (other than standard printed exceptions and exclusions that will be included in the title policy) that are approved or deemed approved by Buyer in accordance with this Section 5.1(a), the Survey matters that are approved or deemed approved by Buyer, and any other matters approved by Buyer in writing, are referred to in this Agreement as the "Approved Title Exceptions".

     (b) Buyer's Investigations. Buyer is satisfied with Buyer's investigations and inspections with respect to the Property and this transaction. Without limiting the foregoing, Buyer will have the right to determine, in its sole discretion, that the purchase and resale of the Property will not violate any of the terms and conditions of any note, loan agreement or other indebtedness of Buyer or require Buyer to make any payments under any such indebtedness and that this transaction will not result in any material economic effect or risk to Buyer. In that regard, for a period ending at 5:00 o'clock p.m. (Phoenix time) on February 19 2001 (the "Feasibility Period"), Buyer will have the absolute right to cancel this Agreement for any reason whatsoever, in Buyer's sole and absolute discretion. However, until Buyer cancels, Buyer will proceed in good faith with Buyer's preliminary investigatory steps with respect to this transaction. Unless Buyer gives written notice of cancellation prior to the expiration of the Feasibility
Period, then Buyer will be deemed to have elected not to cancel the Agreement under this provision.

     (c) Changes. Buyer has approved, on or before the Closing, (i) the results of an inspection, at the Buyer's expense, of any material changes occurring after the satisfaction of the inspection condition described in Section 5.1(b)) and (ii) any supplementary information provided to Buyer as required by Section 4.2.

     (d) Loan Agreement. Buyer and Acridge shall have agreed on a mutually acceptable (i) extension of the Loan Agreement, and (ii) a reduction, if any, in the principal balance due and owing under the Loan Agreement.

     (e) Appraisal. Seller has approved the appraiser selected by Buyer and Buyer and Seller have agreed on the instructions to be given to and the methodology to be used by such appraiser by February 2, 2001.

     (f) Repurchase Option and/or Right of First Refusal. Buyer and Seller shall have agreed on the terms of a repurchase option and/or right of first refusal to be granted to Seller giving Seller the right to repurchase the Property on terms and conditions acceptable to the parties.

     (g) Truthfulness of Representations. Seller's representations and warranties set forth in this Agreement are true, complete and correct on and as of the Closing.

     (h) Full Compliance. Seller has fully performed all of its obligations to be performed by Seller on or before Closing.

If any of the foregoing conditions is not fulfilled to the satisfaction of Buyer, in Buyer's reasonable discretion (or otherwise waived by Buyer in writing), except as otherwise provided herein, on or before the date by which such contingency is to have been satisfied, Buyer may, in addition to any right or remedy otherwise available to Buyer, by written notice to Seller given at any time prior to Closing, cancel this Agreement. If this Agreement is canceled as permitted by this Section 5.1, the Deposit will be returned to Buyer as provided in Section 2.3(a).

     5.2 Conditions to Seller's Obligation to Close. Seller's obligation to close this transaction is subject to the satisfaction, in Seller's sole and absolute discretion (or waiver by Seller in writing), of the following conditions on and as of the Closing, unless an earlier date is specified:

          (a) Loan Agreement. Buyer and Acridge shall have agreed on a mutually acceptable (i) extension of the Loan Agreement, and (ii) a reduction, if any, in the principal balance due and owing under the Loan Agreement.

          (b) Appraisal. Seller has approved the appraiser selected by Buyer and Buyer and Seller have agreed on the instructions to be given to and the methodology to be used by such appraiser by February 2, 2001.

          (c) Repurchase Option and/or Right of First Refusal. Buyer and Seller shall have agreed on the terms of a repurchase option and/or right of first refusal to be granted to Seller giving Seller the right to repurchase the Property on terms and conditions acceptable to the parties, each in their own discretion.

          (d) Truthfulness of Representations. Buyer's representations and warranties set forth in this Agreement are true, complete and correct on and as of the Closing.

          (e) Full Compliance. Buyer has fully performed all of its obligations to be performed by Buyer on or before Closing.

If any of the foregoing conditions is not fulfilled to the satisfaction of Seller, in Seller's reasonable discretion (or otherwise waived by Seller in writing), on or before the date by which such contingency is to have been satisfied, Seller may by written notice to Buyer, cancel this Agreement, in which event the Deposit shall be returned to Buyer as provided in Article 11 below.

                             ARTICLE 6
                 CLOSING DOCUMENTS; TITLE POLICIES

     6.1 Seller's Closing Documents. On or before the Closing, Seller will deposit the following documents into the Escrow for delivery to Buyer at the Closing, each of which will have been duly executed and, where appropriate, acknowledged, and will be in form and substance satisfactory to Buyer and Buyer's legal counsel:

          (a) Deed. A special warranty deed, in form and substance satisfactory to Buyer, subject to no defects, exceptions, easements, encumbrances, covenants, conditions, restrictions, mining claims or liens, except the Approved Title Exceptions.

          (b) Affidavit of Value. An Affidavit of Value as required by law.

          (c) Warranty Certificate. A Certificate certifying that, as of the Closing, all of the representations and warranties of Seller set forth in Article 9 were true when made and are true, correct and current as of, and as if made at, the Closing, and that all such representations and warranties will survive the Closing.

          (d) FIRPTA Affidavit. An affidavit, signed and acknowledged by Seller under penalties of perjury, certifying that Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, foreign estate, or other foreign person within the meaning of
Section 1445 and 7701 of the Internal Revenue Code of 1986 and the associated Treasury Regulations.

          (e) Certified Trust Agreement.. A certified copy of Seller's Trust Agreement and such other documents as may be reasonably required by Buyer or Escrow Agent evidencing the Seller's authority to complete this transaction and designating the person or persons authorized to sign documents on behalf of Seller.

          (f) Additional Documents. Such other documents as may be necessary or appropriate to transfer and convey all of the Property to Buyer and to otherwise consummate this transaction in accordance with the terms of this Agreement.

     6.2 Buyer's Closing Documents. On or before the Closing, Buyer will deposit into the Escrow the following documents for delivery to Seller at the Closing, each of which will have been duly executed and, where appropriate, acknowledged and will be in form and substance satisfactory to Seller and Seller's legal counsel:

          (a) Release of the Deed of Trust. A release of the Deed of Trust.

          (b) Affidavit of Value. An Affidavit of Value as required by law.

          (c) Buyer's Resolution. A certified copy of resolution of the board of directors of Buyer, or other equivalent document reasonably satisfactory to Seller if Buyer is not a corporation, which resolution will be in full force and effect, approving this transaction and designating the person or persons authorized to sign documents on behalf of Buyer.

          (d) Additional Documents. Such other documents as may be necessary or appropriate to consummate this transaction in accordance with the terms of this Agreement.

     6.3 Title Policy. At the Closing, Seller will provide Buyer with an extended owner's policy of title insurance issued by First American Title Insurance Company (the "Title Insurer") in the full amount of the Sales Price, effective as of the Closing, insuring Buyer that fee simple title to the Property is vested in Buyer, subject only to the usual printed exceptions and exclusions contained in such title insurance policies and the Approved Title Exceptions. Seller, at Seller's expense, will satisfy all of Escrow Agent's requirements for issuance of such policy, other than those, if any, within Buyer's control.

                             ARTICLE 7
                      CLOSING THE TRANSACTION

     7.1  Deadline for Closing.

          (a) Initial Time for Closing. The closing of this transaction and the Escrow (the "Closing") will occur on or before February 23, 2001, in the offices of Buyer.

          (b) Extension for Late Delivery. If Seller fails to cure any title exception pursuant to Section 5.1(a)(iii) on or before the date set for Closing, Buyer may extend.

     7.2  Closing Costs and Prorations.

          (a) Escrow Fees. Seller and Buyer will each pay one-half (1/2) of the Escrow fee.

          (b) Title Insurance Fees. Seller will pay the entire premium for a standard coverage owner's policy of title insurance. Buyer will pay the premium differential between an ALTA extended owner's title insurance policy and a standard coverage owner's policy in the same amount.

          (c) Recording Fees. Recording fees for documents transferring interests to Buyer, such as a deed, and for removing liens, encumbrances or other title matters will be paid by Seller.

          (d) Improvement Liens. Any improvement liens or other assessments will be paid in full by Seller on or prior to Closing.

          (e) Prorations. Real estate and personal property ad valorem taxes, homeowner's or property owners' association assessments, and irrigation district assessments will be prorated in the Escrow as of the Closing, based upon the most current information then available to Escrow Agent. If, at the Closing, actual tax or assessment information is not available, then, following the Closing and within thirty (30) days of receipt by either Buyer or Seller of the actual tax or assessment information, Buyer and Seller will re-prorate real estate taxes and assessments among themselves and make any necessary adjusting payments.

          (f) Miscellaneous Closing Costs. Any other closing costs not provided for above will be paid by Buyer and Seller as they shall mutually agree or, in the absence of such agreement, according to the usual and customary practice in Maricopa County, Arizona.

     7.3 Payments and Disbursements to Be Handled through the Escrow. The various charges, credits and prorations contemplated by this Agreement will be handled by Escrow Agent through the Escrow by appropriate charges and credits to Buyer and Seller. All amounts payable pursuant to this Agreement will be paid to Escrow Agent for disposition through the Escrow. Escrow Agent is authorized to make all disbursements to the parties and to third parties contemplated by this Agreement from funds deposited for those purposes, as necessary or appropriate to close this transaction.

     7.4 Final Disbursement to Seller. Upon the Closing, all amounts paid according to Sections 2.3(a) less any closing costs, commissions and other amounts payable by or chargeable to Seller, will be disbursed to Seller.

     7.5 Buyer's Obligation to Deposit Additional Funds. On or before the Closing, Buyer will deposit with Escrow Agent cash in an amount sufficient to pay all closing costs and other amounts payable by or otherwise chargeable to Buyer.

     7.6 IRS Reporting at Closing. Escrow Agent agrees to be the designated "reporting person" under Section 6045(e) of the U.S. Internal Revenue Code with respect to the real estate transaction described in this Agreement and to prepare, file and deliver such information, returns and statements as the U.S. Treasury Department may require by regulations or forms in connection therewith, including Form 1099-B.

                             ARTICLE 8
                        ADDITIONAL COVENANTS

     8.1 Possession. Possession of the Property will be delivered to Buyer upon the Closing free and clear of all leases and other possessory interests.

     8.2 Risk of Loss. Except as provided in Section 8.3, the risk of loss or damage to the Property and all liability to third persons until the Closing will be borne by Seller.

     8.3 Right to Enter and Inspect the Property. From time to time prior to the Closing, Buyer may enter the Property with Buyer's representatives, contractors, and agents to examine the Property, conduct soil tests, environmental studies, engineering feasibility studies, and other tests and studies, and to investigate the Property. Buyer will indemnify and hold harmless Seller and Seller's Related Parties for, from, and against any Claims arising out of Buyer's exercise of the rights granted by this Section (unless resulting from Seller's negligence or willful misconduct) and this indemnity will survive the Closing or the cancellation of this Agreement.

     8.4 Condemnation. If all or any portion of the Property is condemned (or sold and conveyed in lieu of condemnation) prior to the Closing or if any condemnation action is commenced, Buyer may cancel this Agreement by giving written notice of cancellation to Seller. If Buyer elects to cancel, the Deposit will be returned to Buyer and the Agreement will be canceled. If Buyer elects to close the Escrow notwithstanding the taking of all or a portion of the Property or commencement of a condemnation action prior to the Closing, Buyer will receive all awards or payments made by the condemning authority to which Seller would otherwise be entitled and will proceed to close the Escrow and pay the total Sales Price.

     8.5 Maintenance of Property. Seller agrees to maintain the Property, including all improvements and landscaping, in good condition and repair until the Closing.

     8.6 Brokerage. Buyer warrants that Buyer has not dealt with any broker in connection with this transaction. Seller warrants that Seller has not dealt with any broker in connection with this transaction.. If any person asserts a claim to a finder's fee, brokerage commission or other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming will indemnify and hold the other party and the other party's Related Parties harmless for, from, and against any Claims related thereto. This indemnity will survive the Closing or the cancellation of this Agreement.

     8.7 General Indemnity. Each party to this Agreement agrees to indemnify and hold harmless each other party and that party's Related Parties for, from and against all Claims attributable, directly or indirectly, to the breach by such indemnifying party of any obligation under this Agreement or the inaccuracy of any representation or warranty made by such indemnifying party in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement. In addition, Seller will indemnify and hold Buyer and Buyer's Related Parties harmless for, from and against any Claims relating in any way to the Property and accruing prior to the Closing, even though now unknown and unsuspected.

                               ARTICLE 9
                SELLER'S REPRESENTATIONS AND WARRANTIES

     9.1 Nature of Seller's Representations.   Each of the representations
and warranties of Seller contained in this Article 9 constitutes a material part of the consideration to Buyer and Buyer is relying on the correctness and completeness of these representations and warranties in entering into this transaction. Each of the representations and warranties is true and accurate as of the date of execution of this Agreement by Seller, will be true and accurate as of the Closing, and will survive the Closing and regardless of any investigation or inspection by Buyer.

     9.2 Representations and Warranties as to Seller and the Transaction. Seller represents and warrants to Buyer as follows:

         (a) Organizational Status. Seller is a trust duly organized, validly existing and in good standing under the laws of the State of Arizona, and has full power and authority to enter into and to perform its obligations under this Agreement. The persons executing this Agreement on behalf of Seller have full power and authority to do so and to perform every act and to execute and deliver every document and instrument necessary or appropriate to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, Seller has the authority to make the distribution referenced in Section 2.3(b) above.

         (b) Entity Action. All action on the part of Seller which is required for the execution, delivery and performance by Seller of this Agreement and each of the documents and agreements to be delivered by Seller at the Closing has been duly and effectively taken.

         (c) Enforceable Nature of Agreement. This Agreement and each of the documents and agreements to be delivered by Seller at the Closing, constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

         (d) Violations; Consents; Defaults. Neither the execution of this Agreement nor the performance by Seller of its obligations under this Agreement will result in any breach or violation of the terms of any law, rule, ordinance, or regulation or of any decree, judgment or order to which Seller or any officer, director or shareholder of Seller is a party now in effect from any court or governmental body. There are no consents, waivers, authorizations or approvals from any third party necessary to be obtained by Seller in order to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and performance by Seller of its obligations under this Agreement will not conflict with or result in a breach or default (or constitute an event which, with the giving of notice or the passage of time, or both, would constitute a default) under Seller's trust agreement, or other instrument to which Seller is a party or by which Seller or any of its assets may be bound. The execution and delivery of this Agreement and performance by Seller of its obligations under this Agreement will not result in the creation of any new, or the acceleration of any existing, lien, charge, or encumbrance upon the Property.

         (e) Litigation. Neither Seller nor any of its officers, directors or shareholders is a party to any pending or threatened action, suit, proceeding or investigation, at law or in equity or otherwise, in, for or by any court or governmental board, commission, agency, department or officer arising from or relating to this transaction, the Property or to the past or present operations and activities of Seller upon or relating to the Property.

     9.3 Representations and Warranties Relating to the Property. Seller represents and warrants to Buyer as follows:

         (a) Governmental Restrictions; Condemnation. Seller has not received, nor is aware of, any notifications, restrictions, or stipulations from the United States of America, the State of Arizona, the County of Maricopa, the City of Scottsdale, or any other governmental authority requiring any work to be done on the Property or threatening the use of the Property. There are no pending or threatened condemnation proceedings affecting any portion of the Property. Seller is not subject to, nor does any basis exist for, any order, judgment, decree or governmental restriction which would adversely affect this transaction, the Property or the use of the Property in the manner presently being conducted by Seller. Seller is not aware of any plan, study, litigation, action, proceeding or effort by any governmental authority or private party which in any way challenges, affects or would challenge or affect the continuation of the present use and operation of the Property.

         (b) Title and Access. Fee simple title to the Property is currently vested in Seller. Permanent, legal access is available to the Property from a dedicated public right-of-way.

         (c) Knowledge of Adverse Title Matters. Seller has no knowledge of any title defect, lien, encumbrance, adverse claim, or other matter relating to the title to the Property or to the title insurance coverage for the Property which is has not disclosed in writing to the title company or which is not shown by the public records.

         (d) Leases and Agreements. There are no unrecorded leases, arrangements, agreements, understandings, options, contracts, or rights of first refusal affecting or relating to the Property in any way.

         (e) Absence of Liens. No lien against the Property has arisen or exists under Federal or state tax, environmental, or other law, other than the lien for current real property taxes not yet due and payable.

         (f) Utilities. Water, sewer, drainage, telephone, gas and electrical facilities are presently installed to the Property line.

         (g) Property Description. The legal description of the Property attached to this Agreement as Exhibit A accurately and completely describes the property which Seller owns and which Buyer is purchasing under this Agreement. No person has any unrecorded right, title or interest in the Property, whether by right of adverse possession, prescriptive easement or otherwise.

         (h) Compliance. To the best of Seller's knowledge, Seller has complied, in all respects, with all laws, ordinances, rules, regulations, requirements and orders of federal, state, or local governments and/or their agencies with respect to the Property and the operations presently being conducted by Seller upon the Property. To the best of Seller's knowledge, neither the Property, nor any improvement or building upon the Property, violates, in any respect, any such laws, ordinances, rules, regulations, requirements and orders, including, but not limited to zoning, or building laws, ordinances, orders or regulations.

         (i) Environmental Representations.

             (i) To the best of Seller's knowledge, the Property is free from and has always been free from Hazardous Substances, and is not now and has never been in violation of any Environmental Law. Seller has not caused or allowed the use, generation, manufacture, production, treatment, storage, release, discharge, or disposal of any Hazardous Substances on, under, or about the Property, and has not caused or allowed the transportation to or from the Property of any Hazardous Substance.

             (ii) To the best of Seller's knowledge, there are not now and have never been any buried or partially buried storage tanks located on the Property.

             (iii) Seller has received no warning, notice of violation, administrative complaint, judicial complaint, or other formal or informal notice alleging that conditions on the Property or adjacent property are or have been in violation of any Environmental Law, or informing Seller that the Property is subject to investigation or inquiry regarding the presence of Hazardous Substances on or about the Property or the potential violation of any Environmental Law.

             (iv) For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or environmental conditions, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. SS 9601, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. SS 6901, et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C.
     SS 2601, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. SS 11001, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. SS 1801, et seq.; the Clean Air Act, 42 U.S.C. SS 7401, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. SS 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. SS 300f, et seq.; the Solid Waste Disposal Act, 42 U.S.C. SS 3251, et seq.; and any other federal, state or local law, statute, ordinance, or regulation now in effect or hereafter enacted which pertains to health, industrial hygiene, or the regulation or protection of the environment, including, without limitation, ambient air, soil, groundwater, surface water, and/or land use. For purposes of this Agreement, Hazardous Substance" means any material, waste, substance, pollutant, or contaminant which may or could pose a risk of injury or threat to health of the environment.

          (j) Mechanics' Liens. No work has been performed on or about the Property or to any improvements located thereon within six (6) months prior to the Opening Date that could give rise to any mechanics' or materialmen's liens whatsoever.

          (k) Information. There is no information or document not disclosed or provided by Seller to Buyer, directly or indirectly relating to this transaction or to the ownership or use of the Property.

          (l) Disclosure. No representation, warranty or covenant contained in this Agreement and no statement contained in the Exhibits or in any certificate or other instrument furnished or to be furnished to Buyer as required by this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact which is necessary in order to make the statements contained herein or therein not misleading.

For purposes of this Section 10.1, where a representation or warranty is qualified by the phrase "to the best of Seller's knowledge" or words of similar import, the phrase means that the representation or warranty is made to the best of Seller's knowledge, without investigation or inquiry.

                             ARTICLE 10
               BUYER'S REPRESENTATIONS AND WARRANTIES

     10.1 Nature of Buyer's Representations.   Each of the representations
and warranties of Buyer contained in this Article 10 constitutes a material part of the consideration to Seller and Seller is relying on the correctness and completeness of these representations and warranties in entering into this transaction. Each of the representations and warranties is true and accurate as of the date of execution of this Agreement by Buyer, will be true and accurate as of the Closing, and will survive the Closing and regardless of any investigation or inspection by Seller.

     10.2 Representations and Warranties as to Buyer and the Transaction. Buyer represents and warrants to Seller as follows:

          (a) Organizational Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has full power and authority to enter into and to perform its obligations under this Agreement. The persons executing this Agreement on behalf of Buyer have full power and authority to do so and to perform every act and to execute and deliver every document and instrument necessary or appropriate to consummate the transactions contemplated by this Agreement.

          (b) Entity Action. All corporate action on the part of Buyer and its shareholders which is required for the execution, delivery and performance by Buyer of this Agreement and each of the documents and agreements to be delivered by Buyer at the Closing has been duly and effectively taken.

          (c) Enforceable Nature of Agreement. This Agreement and each of the documents and agreements to be delivered by Buyer at the Closing, constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

          (d) Violations; Consents; Defaults. Neither the execution of this Agreement nor the performance by Buyer of its obligations under this Agreement will result in any breach or violation of the terms of any law, rule, ordinance, or regulation or of any decree, judgment or order to which Buyer or any officer, director or shareholder of Buyer is a party now in effect from any court or governmental body. There are no consents, waivers, authorizations or approvals from any third party necessary to be obtained by Buyer in order to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and performance by Buyer of its obligations under this Agreement will not conflict with or result in a breach or default (or constitute an event which, with the giving of notice or the passage of time, or both, would constitute a default) under Buyer's articles of incorporation or bylaws or any indenture, mortgage, lease, agreement, or other instrument to which Buyer is a party or by which Buyer or any of its assets may be bound. The execution and delivery of this Agreement and performance by Buyer of its obligations under this Agreement will not result in the creation of any new, or the acceleration of any existing, lien, charge, or encumbrance upon the Property.

For purposes of this Section 10.2, the knowledge of each officer, director and shareholder of Buyer will be imputed to Buyer. Where a representation or warranty is qualified by the phrase "to the best of Buyer's knowledge" or words of similar import, the phrase means that the representation or warranty is made to the best of Buyer's knowledge, without investigation or inquiry.

                             ARTICLE 11
                              REMEDIES

     11.1 Seller's Remedies. If Buyer fails to deposit the remainder of the Sales Price in the time and manner set forth in this Agreement or to perform when due any other act required by this Agreement or otherwise breaches this Agreement, Seller's sole and exclusive remedy will be to cancel this Agreement and the Escrow, such cancellation to be effective immediately upon Seller giving written notice of cancellation to Buyer and Escrow Agent. Upon such cancellation, Seller will be entitled to retain from the Deposit the reasonable costs and expenses incurred by Seller in connection with this Agreement, not to exceed Twenty Thousand Dollars ($20,000), and Buyer shall be entitled to the immediate return of the remainder of the Deposit.

     11.2 Buyer's Remedies. If Seller fails to perform when due any act required by this Agreement to be performed or otherwise breaches this Agreement, then, as its sole remedy, Buyer may cancel this Agreement and the Escrow, such cancellation to be effective immediately upon Buyer giving written notice of cancellation to Seller and Escrow Agent. In which event Buyer shall be entitled to the immediate return of the Deposit and the reasonable costs and expenses incurred by Buyer in connection with this Agreement, not to exceed Twenty Thousand Dollars ($20,000).

                             ARTICLE 12
                        GENERAL PROVISIONS

     12.1 Certain Definitions. As used in this Agreement, certain capitalized terms are defined as follows:

          (a) "Claims" means any and all obligations, debts, covenants, conditions, representations, costs, and liabilities and any and all demands, causes of action, and claims, of every type, kind, nature or character, direct or indirect, known or unknown, absolute or contingent, determined or speculative, at law, in equity or otherwise, including attorneys' fees and litigation and court costs.

          (b) "Related Parties" means, with respect to any person or entity, the officers, directors, shareholders, partners, members, employees, agents, attorneys, successors, personal representatives, heirs, executors, or assigns of any such person or entity.

     12.2 Assignment. At any time prior to the Closing, Buyer may assign its rights under this Agreement to an Affiliate of Buyer. Upon execution by such Affiliate of a document in which the Affiliate assumes the obligations of Buyer and agrees to perform those obligations, Seller agrees that the assignor will be released from all obligation and liability as Buyer under this Agreement and that Seller will accept performance of all of Buyer's obligations by the assignee. For purposes of this Agreement, an "Affiliate" shall be any entity directly or indirectly controlling, controlled by or under common control with Buyer.

     12.3 Binding Effect. The provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

     12.4 Attorneys' Fees. If any action is brought by either party in respect to its rights under this Agreement, the prevailing party will be entitled to reasonable attorneys' fees and court costs as determined by the court.

     12.5 Waivers. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver be a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver will in no way excuse the other party from the performance of any of its other obligations under this Agreement.

     12.6 Construction. This Agreement will be construed according to the laws of the State of Arizona, without giving effect to its conflict of laws principles. References in this Agreement to "Sections" or "Articles" are to the Sections and Articles in this Agreement, unless otherwise noted.

     12.7 Time.  Time is of the essence of this Agreement.

     12.8 Notices. Notices will be in writing and will be given by personal delivery, by deposit in the United States mail, certified mail, return receipt requested, postage prepaid, by facsimile transmission, or by express delivery service, freight prepaid. Notices will be delivered or addressed to Seller and Buyer at the addresses or facsimile numbers set forth on the first page of this Agreement or at such other address or number as a party may designate in writing. The date notice is deemed to have been given, received and become effective will be (a) the date on which the notice is delivered, if notice is given by personal delivery, (b) the date of actual receipt, if the notice is sent through the United States mail or by express delivery service, or (c) if notice is sent by facsimile transmission, on the date of transmission, if the transmission is commenced prior to 4:00 o'clock p.m. (local time at the place of receipt) and continuously transmitted thereafter until complete, otherwise on the day following the date of transmission.

     12.9 Further Documentation. Each party agrees in good faith to execute such further or additional documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.

     12.10 Time Periods. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Phoenix time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

     12.11 Headings and Counterparts. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which will be an original but all of which will constitute one and the same instrument.

     12.12 Entire Agreement.  This Agreement, which includes the following
Exhibits:

           Exhibit A          Legal Description
           Exhibit B          Deed of Trust

constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement will be binding unless in writing and executed by Buyer and Seller.

                                  SELLER:

                                  /s/ JAMES E. ACRIDGE
                                  ----------------------------------------
                                  JAMES ACRIDGE, AS TRUSTEE OF THE ACRIDGE
                                  FAMILY TRUST

                                  BUYER:

                                  GIANT INDUSTRIES, INC.

                                  By /s/ MARK B. COX
                                    --------------------------------------
                                  Its  VP, TREASURER AND FINANCIAL OFFICER
                                     -------------------------------------


The undersigned executes this Agreement
for the purpose of agreeing to the
provisions of Section 2.3(b):

/s/ JAMES E. ACRIDGE
---------------------------------------
JAMES E. ACRIDGE


                         ESCROW AGENT ACCEPTANCE

Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

FIRST AMERICAN TITLE INSURANCE
COMPANY

By: /s/ CAROL PETERSON
   -----------------------------------
Name:  CAROL PETERSON
     ---------------------------------
Title: ESCROW OFFICER
      --------------------------------

                               EXHIBIT A

                     LEGAL DESCRIPTION OF PROPERTY


A parcel of land containing approximately 40 acres located at 9540 East Jomax Road in the City of Scottsdale, Arizona, more particularly described as follows:

             THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF
             SECTION THIRTY-ONE (31), TOWNSHIP FIVE (5) NORTH,
             RANGE (5) EAST OF THE GILA AND SALT RIVER BASE AND
             MERIDIAN, MARICOPA COUNTY, ARIZONA;

             EXCEPT ALL THE COAL AND OTHER MINERALS AS RESERVED
             IN THE PATENT FROM THE UNITED STATES OF AMERICA.

                              EXHIBIT B

                            DEED OF TRUST